UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2012

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water St. FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

FXCM Inc. (the “Company”) held its annual meeting of shareholders on June 13, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2012 (File No. 001-34986). There were 72,655,466 shares of common stock entitled to be voted and 57,443,188 shares present in person or by proxy, at the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Election of Directors

Each of the following nominees for director was elected to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. The final voting results are set forth below:

Dror (Drew) Niv	For	53,712,773
	Withheld	516,124
	Broker non-votes	-

David Sakhai	For	52,993,970
	Withheld	1,234,927
	Broker non-votes	-

William Ahdout	For	52,644,835
	Withheld	1,584,062
	Broker non-votes	-

James Brown	For	54,115,690
	Withheld	113,207
	Broker non-votes	-

Robin Davis	For	54,119,936
	Withheld	108,961
	Broker non-votes	-

Perry Fish	For	54,115,690
	Withheld	113,207
	Broker non-votes	-

Kenneth Grossman	For	52,762,339
	Withheld	1,466,558
	Broker non-votes	-

Eric LeGoff	For	54,119,936
	Withheld	109,011
	Broker non-votes	-

2

Arthur Gruen	For	54,119,936
	Withheld	108,961
	Broker non-votes	-

Ryan Silverman	For	54,115,640
	Withheld	113,257
	Broker non-votes	-

Eduard Yusupov	For	52,993,770
	Withheld	1,235,127
	Broker non-votes	-

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified. The final voting results are set forth below:

For	57,443,188
Against	21,669
Abstain	229
Broker non-votes	-

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers was approved. The final voting results are set forth below.

For	53,775,393
Against	448,214
Abstain	5,290
Broker non-votes	3,236,189

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/David Sassoon
	Name:	David Sassoon
	Title:	General Counsel

Date: June 18, 2012

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